EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
September 25, 2019	fcooper@tollbrothers.com

Toll Brothers Announces Appointment of James W. Boyd and Robert Parahus as co-COOs;
President and Chief Operating Officer Richard T. Hartman to Retire After 39 Years at Toll Brothers

HORSHAM, PA, Sept. 25, 2019 -- Toll Brothers, Inc. (NYSE:TOL) (www.tollbrothers.com), the nation’s leading builder of luxury homes, today announced that Richard T. Hartman, president and chief operating officer, will retire from the Company on December 31, 2019.
The Company also announced that, in conjunction with Mr. Hartman’s retirement, James W. Boyd and Robert Parahus, each currently Regional Presidents with over 30 years of experience in the home building industry, will succeed Mr. Hartman on November 1, 2019. Mr. Boyd currently has oversight responsibility for California, Nevada and Idaho and Mr. Parahus has similar responsibility for New Jersey, New York, Connecticut, Massachusetts and Florida, as well as Toll Integrated Systems, the Company’s building component manufacturing operations. In their new roles, Mr. Boyd will have responsibility for the Company’s western region and Mr. Parahus its eastern region. They will serve as Executive Vice Presidents and Co-Chief Operating Officers. Responsibility for the roles previously held by Mr. Boyd and Mr. Parahus will be assumed by regional presidents within the Company’s management team.
“Since joining Toll Brothers nearly 40 years ago, Rick has been integral to advancing the growth of the Company from a local builder to a national Fortune 500 Company and has been an invaluable mentor to generations of current leaders,” said Douglas C. Yearley, Jr., the Company’s Chairman and Chief Executive Officer. “His contributions have laid the cornerstone for our success and will have a lasting impact. We wish Rick all the best in his retirement.” Mr. Yearley continued “As we say good-bye to Rick, we are excited to have Jim Boyd and Rob Parahus step into the roles of co-COOs. Each brings decades of experience and proven track records of success managing through multiple cycles at Toll Brothers.”
Mr. Boyd has over 36 years of experience in the homebuilding industry. After running his own homebuilding company, he joined Toll Brothers in 1993 to oversee the Company’s entry into the California market. He was appointed Regional President in 2005. His involvement in the industry includes membership on the California Building Industry Association’s Board of Directors and Executive Committee. Mr. Boyd holds a Bachelor of Arts from Yale University and a Law Degree from the University of Pennsylvania. He was recently inducted into the California Homebuilding Foundation Hall of Fame.
Mr. Parahus began his career with Toll Brothers in 1986. In 1992 and 1993, he led Toll Brothers’ expansion into Connecticut and New York. He was appointed Regional President in 2006. In addition to his oversight responsibility for homebuilding operations in various eastern markets, he oversees Toll Integrated Systems, the Company’s building component manufacturing operations, with five plants located in the eastern United States. Mr. Parahus holds a Bachelor of Sciences degree in Architectural Engineering from the Pennsylvania State University.
Toll Brothers, Inc., A FORTUNE 500 Company, is the nation's leading builder of luxury homes. The Company began business over fifty years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves move-up, empty-nester, active-adult, and second-home buyers, as well as urban and suburban renters. It operates in 23 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia.

Toll Brothers builds an array of luxury residential single-family detached, attached home, master planned resort-style golf, and urban low-, mid-, and high-rise communities, principally on land it develops and improves. The Company acquires and develops rental apartment and commercial properties through Toll Brothers Apartment Living, Toll Brothers Campus Living, and the affiliated Toll Brothers Realty Trust, and develops urban low-, mid-, and high-rise for-sale condominiums through Toll Brothers City Living. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, and landscape subsidiaries. Toll Brothers also operates its own security company, TBI Smart Home Solutions, which also provides homeowners with home automation and technology options. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations. Through its Gibraltar Real Estate Capital joint venture, the Company provides builders and developers with land banking, non-recourse debt and equity capital.
In 2019, Toll Brothers was named World’s Most Admired Home Building Company in Fortune magazine’s survey of the World’s Most Admired Companies, the fifth year in a row it has been so honored. Toll Brothers has won numerous other awards, including Builder of the Year from both Professional Builder magazine and Builder magazine, the first two-time recipient from Builder magazine. For more information, visit www.tollbrothers.com
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.tollbrothers.com).

Forward-Looking Statements
This release contains or may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information related to market conditions; demand for our homes; anticipated operating results; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues; selling, general and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; the ability to acquire land and pursue real estate opportunities; the ability to gain approvals and open new communities; the ability to sell homes and properties; the ability to deliver homes from backlog; the ability to secure materials and subcontractors; the ability to produce the liquidity and capital necessary to expand and take advantage of opportunities; and legal proceedings, investigations and claims.
Any or all of the forward-looking statements included in our reports or public statements made by us are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. Many factors mentioned in our reports or public statements made by us, such as market conditions, government regulation, and the competitive environment, will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
The factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among others: demand fluctuations in the housing industry; adverse changes in economic conditions in markets where we conduct our operations and where prospective purchasers of our homes live; increases in cancellations of existing agreements of sale; the competitive environment in which we operate; changes in interest rates or our credit ratings; the availability of capital; uncertainties in the capital and securities markets; the ability of customers to obtain financing for the purchase of homes; the availability and cost of land for future growth; the ability of the participants in various joint ventures to honor their commitments; effects of governmental legislation and regulation; effects of increased taxes or governmental fees; weather conditions; the availability and cost of labor and building and construction materials; the cost of raw materials; the outcome of various product liability claims, litigation and warranty claims; the effect of the loss of key management personnel; changes in tax laws and their interpretation; construction delays; and the seasonal nature of our business. For a more detailed discussion of these factors, see the risk factors in the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent periodic reports filed on Forms 10-K and 10-Q with the SEC.
From time to time, forward-looking statements also are included in our periodic reports on Forms 10-K, 10-Q and 8-K, in press releases, in presentations, on our website and in other materials released to the public.
This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995, and all of our forward-looking statements are expressly qualified in their entirety by the cautionary statements contained or referenced in this section.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.